EXHIBIT 10.103

0059DD-99-180DD

Loan Contract

European Investment Bank (EIB) Global Loan

between

loan account no.: 710/537033344

South Europe GmbH
01897 GroBrohrsdorf	hereinafter called “borrower”

and

Deutsche Bank AG
Fillale Dresden	hereinafter called “bank”

Terms and Conditions

Loan amount:	DM 6,000,000.00		(in words: six million Deutsche Mark)

date of payment	percentage rate:	commitment commission: 0.25% p.m. (prorata temporis)
until 04.30.2000	100%

interest rate %	fixed until:	interest due (later)	interest-due date: 1. 03.30.2000
p.a.: 6.125%	12.31.2004	monthly x	following dates on: 6.30./09.30/
		quarterly	12.30./03.30.
		half-yearly
		annually

Redemption

The loan amount shall be redeemed in one amount at the end of the term.

The loan amount shall be redeemed in fixed part payments including ...% p.a. plus saved interests. (annuity loan).
The repayment rate includes the redemption amount and interests

X	The loan amount shall be redeemed in fixed redemption rates (redemption loan). The repayment rate includes only the redemption rate. Interests shall be provided beside it.

Repayment rate	due date:	first due date:	following rates to be due on:

DEM 166,666,67	monthly	03.31.2001	09.30./12.31./3.31./06.30
	quarterly x
	half-yearly
	annually

The borrower does hereby authorize the bank to charge his account mentioned hereinafter with the interests and redemption rates at maturity.

Account holder	account no.	credit institute	bank code no.
South Europe GmbH	5370333 00	Deutsche Bank AG	8707 00 00

Purpose of use (Project)

Pursuant to the application for funds of the EIB dated 04.30.1999 which is considered to be an essential part of this loan contract.

New building of a manufacturing facility (building and machinery)

Securities

According to promise of credit dated 05.12./05.12.1999

The a.m. securities shall serve as collateral of the loan.  The details are regulated by the corresponding contracts concerning the giving of securities.

Payment conditions

In addition to the conditions stipulated in no. 1 of the Allgemeine Darlehnsbedingungen (General Loan Conditions) the following payment conditions have to be fulfilled:

The project mentioned in the application attached to this contract * is being realized/payment according to the construction progress on	01.17.2000 DM 2,900,000.00
02.28.2000 DM 1,500,000.00
04.30.2000 DM 1,600,000.00

General Loan Conditions

1.             Granting of the loan

This loan shall be refinanced on the basis of global loan funds of the bank at the European Investment Bank (EIB), head office in Luxembourg, which were granted by the EIB within the framework of the grant criteria (project).

2.             Payment conditions

The loan shall be paid out as soon as the project to be financed will be approved by the EIB within the framework of the grant criteria.

In addition to the aforementioned payment conditions, another payment condition will be that the agreed securities will be given.

3.             Project tying

The borrower shall undertake to use the loan in order to carry out or finance the project specified under “Project specification” in the application for financial means of the EIB.

In the event of a considerable reduction of the estimated investment costs during the investment period a proportional amount of the loan shall be returned.  Alternatively, additional projects of the borrower eligible for a grant may be approved until the loan will reach 50%, at the most, of the approved investment costs.

4.             Commitment commissions

In case the payment of the loan will not be made until the agreed date of payment for reasons the borrower is responsible for, the borrower must pay the agreed commitment commission from this date on until the actual date of use.

5.             Interest rate

The agreed interest rate shall be paid on the loan from the date of the first payment on the interest–due dates.

For redemption loans and loans including a redemption at the end of the term, the borrower will be informed about the interests by means of an account and shall be paid in addition to the agreed redemption.

6.             Default interest

In case interest, redemption or accessory claim amounts will not, or not fully, be available to the bank at maturity, the interest rate will be increased by 2.5 % p.a. for the duration of the default, calculated for the overdue amount, unless a higher loss arose to it.  The borrower shall reserve itself the proof that no loss arose to the bank at all, or that it is much lower.

7.             Obligations of the borrower

The borrower shall undertake

a)                                      to carry out the project completely;

b)                                     to maintain, repair and, if necessary, renew all plants build up, and equipment purchased, within the framework of the project as regards the maintenance of their normal operational capability and capacity;

c)                                      to sufficiently insure all plants, machinery, facilities, stocks and the like against the usual risks during the term of the loan and to pay the insurance contributions in due time;

d)                                     to allow and make it possible to the bank and the persons nominated by the EIB to visit the sites, plants and works belonging to the investment as well as to make any audit they consider to be appropriate as far as this may be reasonably required;

e)                                      to guarantee that not more than 50% of the estimated investment costs will be refinanced for the project via the EIB and not more than 90 % via the EIB and other funds of the European Union.

8.             Information, reports, audit rights

The bank shall be entitled to check the use of the tied loan of the borrower, to visit the sites and to inspect the business records and books.  It may require any information relevant to monitor the project and to abide by the loan conditions.

The borrower shall inform the bank about its financial situation, it will submit its annual statements of accounts regularly and inform about any essential changes of its business and financial situation immediately and of its own accord.

The bank shall be entitled to make all documents available to the EIB and to give any information to it which the EIB may reasonably require as regards the financing and implementation of the project.

9.             Right of termination of the bank

The bank may terminate the loan for cause without complying with a period of notice and it may, if necessary, require an immediate repayment, in particular, if

a)                                      the borrower acquired the loan wrongly – in particular, by giving unfounded information - , if he doesn’t carry out the promoted project or if he does not fulfil his duty to inform and report pursuant to item 8;

b)                                     the borrower considerably deviates from the investment and financing plan as it was outlined in the application for the granting of a loan, without the bank having approved this change;

c)                                      the borrower infringes essential obligations based on this contract, in particular pursuant to item 7, despite being requested in writing not to do so;

d)                                     at an unsuccessful request, including the setting of a time limit, the conditions for the payment of the loan will not be fulfilled;

e)                                      at an unsuccessful request, including the setting of a time limit, the loan will not be taken;

(f)                                    at the written request for payment the borrower is at least in one month default with the payment of an interest or redemption rate;

g)                                     the borrower has already received a refinancing of the EIB via the bank or any other bank for the project mentioned in the application.

10.          Assignment of rights

The bank shall be entitled to assign as collateral to the EIB the claims including any additional rights and afforded securities based on the granting of this loan.

The borrower is not entitled to assign his rights.

11.          Costs

Any fees, taxes and other costs which may arise now or in future in connection with the handling of the loan or from the refinancing via the EIB, also as regards item 3 par.2, shall be borne by the borrower.

Additionally, the General Bank Conditions shall apply which may be inspected in each branch office and will be mailed to you at your request.

Place, date

Borrower

Place, date

Deutsche Bank AG Filiale Dresden